As filed with the Securities and Exchange Commission on July 1, 1998
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             ACCUSTAFF INCORPORATED
             (Exact name of registrant as specified in its charter)

            Florida                                           No. 59-3116655
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

               One Independent Drive, Jacksonville, Florida 32202
          (Address of principal executive office, including zip code)

                             -----------------------

                               ACTIUM TOOLS, INC.
                          1996 EQUITY COMPENSATION PLAN

                               ACTIUM TOOLS, INC.
                             1997 STOCK OPTION PLAN

                            ACTIUM TECHNOLOGIES, INC.
                          1996 EQUITY COMPENSATION PLAN

                            ACTIUM TECHNOLOGIES, INC.
                             1997 STOCK OPTION PLAN
                              (Full title of plans)

                             -----------------------

                                  Marc M. Mayo
                    Senior Vice President and General Counsel
                             AccuStaff Incorporated
               One Independent Drive, Jacksonville Florida, 32202
                                 (904) 360-2000
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                   Copies to:
                            Pamela K. Phillips, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        50 North Laura Street, Suite 2800
                           Jacksonville, Florida 32202
                                 (904) 354-8000

                             -----------------------

                                       CALCULATION OF REGISTRATION FEE

Title of each class                      Proposed          Proposed maximum
of securities to be   Amount to be   maximum offering    aggregate offering      Amount of
    registered         registered*   price per share**         price**        registration fee
-------------------   ------------   -----------------   ------------------   ----------------
Common Stock,            312,000        $30.96875             $9,662,250           $2,851
$.01 par value per       shares
share

*In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

**Determined on the basis of the average of the high and low sale price on June 25, 1998, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by AccuStaff, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the fiscal year ended March 31, 1998.

     3. The Company's Current Report on Form 8-K dated June 8, 1998.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock of the Company will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P.

Item 6.   Indemnification of  Directors and Officers.

     Article 10 of the Bylaws of the Company require the Company, to the fullest extent permitted or required by the Florida Business Corporation Act (the "FBCA"), to (i) indemnify its directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Company.

     The Company's Bylaws also provide that the Company may purchase insurance on behalf of one or more of its directors, irrespective of whether the Company would be obligated to indemnify or advance expenses to such director. The Company has purchased insurance to protect directors, officers, employees or other agents and the Company from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

     Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

     Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) and (2) of
Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     Section 607.0850(4) provides that any indemnification under subsection (1) or subsection (2) of Section 607.0850, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2) of Section
607.0850. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by independent legal counsel;

         (1) selected by the board of directors as prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

         (2) if a quorum of directors cannot be obtained under paragraph (a), and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings, or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Section 607.0850(6) provides that expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding such offices. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit, (c) in the case of a director, a circumstance where the liability provisions of Section 607.0834 of the FBCA (relating to unlawful distributions) are applicable, or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Item 8.   Exhibits.

     Exhibit No.

     *4(a) Articles of Incorporation of the Company, as amended. (Incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.)

     *4(b) Bylaws of the Company, as amended. (Incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.)

     5     Opinion of  LeBoeuf, Lamb, Greene & MacRae, L.L.P.

     23(a) Consent of Coopers & Lybrand L.L.P.

     23(b) Consent  of  LeBoeuf,  Lamb,  Greene  &  MacRae,  L.L.P. (included in
           Exhibit 5)

     24    Power  of  Attorney   (included  on   the  signature  page   of  this
           Registration Statement)

--------------------
*Incorporated herein by reference.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power in each to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 30th day of June, 1998.

                                   ACCUSTAFF INCORPORATED


                                   By:      /s/ Derek E. Dewan
                                      ------------------------------
                                                Derek E. Dewan
                                          Chairman, President and
                                          Chief Executive Officer


     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                       Title                             Date
---------                       -----                             ----


/s/ Derek E. Dewan              Chairman of the Board,            June 30, 1998
----------------------------    Chief Executive Officer,
Derek E. Dewan                  President and Director
                                (principal executive officer)


/s/ Michael D. Abney            Senior Vice President,            June 30, 1998
----------------------------    Chief Financial Officer,
Michael D. Abney                Secretary, Treasurer and
                                Director (principal financial
                                director)


/s/ Robert P. Crouch            Vice President and Controller     June 30, 1998
----------------------------    (principal accounting officer)
Robert P. Crouch


/s/ John K. Anderson, Jr.       Director                          June 30, 1998
----------------------------
John K. Anderson, Jr.


/s/ T. Wayne Davis              Director                          June 30, 1998
----------------------------
T. Wayne Davis


/s/ Daniel M. Doyle             Director                          June 30, 1998
----------------------------
Daniel M. Doyle


/s/ Peter J. Tanous             Director                          June 30, 1998
----------------------------
Peter J. Tanous


                                  EXHIBIT INDEX

Exhibit
  No.                                                                   Page No.
-------                                                                 --------

 *4(a)    Articles of Incorporation of the Company, as amended.
          (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended
          December 31, 1995.)

 *4(b) Bylaws of the Company, as amended. (Incorporated herein by reference to Exhibit 3.2 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1996.)

   5      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

 23(a)    Consent of Coopers & Lybrand L.L.P.

 23(b)    Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          (included in Exhibit 5)

  24 Power of Attorney (included on the signature page of this Registration Statement)

-----------------------------
*Incorporated herein by reference